    As filed with the Securities and Exchange Commission on January 29, 2003
                                                       Registration No.333-90040



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        KINGSWAY FINANCIAL SERVICES INC.
             (Exact Name of Registrant as Specified in its Charter)

            Ontario                                        Not Applicable
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)

                         5310 Explorer Drive, Suite 200
                      Mississauga, Ontario L4W 5H8, Canada
                                 (905) 629-7888
   (Address, including Zip Code, of Registrant's Principal Executive Offices)


              KINGSWAY FINANCIAL SERVICES INC. AMENDED AND RESTATED
                               STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 James R. Zuhlke
                              Kingsway America Inc.
                         1515 Woodfield Road, Suite 820
                           Schaumburg, Illinois 60173
                                 (847) 619-7610
           (Name, Address, and Telephone Number of Agent For Service)


                                   Copies to:
                               Janet O. Love, Esq.
                              Lord, Bissell & Brook
                             115 South LaSalle Steet
                             Chicago, Illinois 60603
                                 (312) 443-0700

                            POST-EFFECTIVE AMENDMENT

     We are filing this post-effective amendment to terminate the Kingsway Financial Services Inc. Registration Statement on Form S-8, Registration No. 333-90040, originally filed with the Securities and Exchange Commission on June 3, 2002, and to deregister securities thereunder. Issuances under this registration statements have not been made. Accordingly, the Registrant hereby deregisters all shares of common stock under the registration statement. As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on January 29, 2003.

                                       KINGSWAY FINANCIAL SERVICES, INC.


                                      By:     /s/ William G. Star
                                          -------------------------------------
                                                    William G. Star
                                         Chairman, President and Chief Executive
                                                      Officer

     Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                                     Title                          Date
---------                                                     -----                          ----
         /s/ William G. Star                 Chairman, President and Chief             January 29, 2003
---------------------------------------      Executive Officer (Principal
            William G. Star                  Executive Officer)


        /s/ W. Shaun Jackson                 Executive Vice President and Chief        January 29, 2003
---------------------------------------      Financial Officer (Principal
            W. Shaun Jackson                 Financial and Accounting Officer)


                   *                         Director                                  January 29, 2003
---------------------------------------
            David H. Atkins


                   *                         Director                                  January 29, 2003
---------------------------------------
            John L. Beamish


                   *                         Director                                  January 29, 2003
---------------------------------------
           James P. Corcoran


                   *                         Director                                  January 29, 2003
---------------------------------------
          Thomas A. Di Giacomo

                   *                         Director                                  January 29, 2003
---------------------------------------
           Bernard Gluckstein


                   *                         Director                                  January 29, 2003
---------------------------------------
             J. Brian Reeve


                   *                         Director                                  January 29, 2003
---------------------------------------
            F. Michael Walsh


        /s/ James R. Zuhlke                  Director                                  January 29, 2003
---------------------------------------
            James R. Zuhlke


        /s/ James R. Zuhlke                  Authorized United States                  January 29, 2003
---------------------------------------      Representative
            James R. Zuhlke

* The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the above-indicated persons pursuant to a power of attorney executed by each such person.

By:  /s/ William G. Star
   ------------------------------------
   William G. Star
   Chairman, President and
   Chief Executive Officer

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